Washington Prime Group Inc. 1 Third Quarter 2020 Earnings Presentation

Safe Harbor Some of the information contained in this presentation includes forward looking statements. Such statements are subject to a number of risks and uncertainties which could cause actual results in the future to differ materially and adversely from those described in the forward looking statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (SEC) for a description of the various risks and uncertainties which could cause such a difference before deciding whether to invest. This presentation also contains non GAAP financial measures and comparable net operating income (NOI). Reconciliation of this non GAAP financial measure to the most directly comparable GAAP measure can be found within the Company’s quarterly supplemental information package and in filings made with the SEC, which are available on the investor relations section of its website at www.washingtonprime.com. 2

Major Company Highlights Major Company Highlights o The Company has collected 87% of 3Q 20 rental income and associated charges adjusted for the applicable impact of COVID-19 lease amendments and related rent concessions; o Notwithstanding a challenging retail landscape as a result of the COVID-19 pandemic, year-to-date leasing volume exhibited a 7.0% YOY increase totaling 3.4M SF and 47% of new leasing volume was attributable to lifestyle tenancy; o The Company successfully executed amendments to its credit facilities during 3Q 20, which provides certain covenant relief through the third quarter of 2021; o The Company is actively negotiating specific measures with existing debt investors that would result in deleveraging of its balance sheet if execution is successful; o The Company ended 3Q 20 with $112M cash on hand; o As previously announced and subject to common shareholder approval, the Company intends to enter into a reverse common share split (1:9) by the end of the year whereby nine of the existing common shares are to be converted to a single common share; and 3 o The Board of Directors declared the fourth quarter dividend for the Company’s preferred shares.

Leasing Strength and Stable Operating Metrics during the COVID-19 Pandemic

Leasing Summary

- Year-to-date leasing volume through September 30, 2020 exhibited a 7.0% YOY increase totaling 3.4M SF;
- During the COVID-19 pandemic, between March and September, 486 leases were signed totaling 2.5M SF;
- 47% of new leasing volume year-to-date was attributable to lifestyle tenancy which includes food, beverage, entertainment, home furnishings, fitness, and professional services;
- The aforementioned 3.4M SF year-to-date follows annual leasing volume of 4.4M SF, 4.2M SF, and 4.0M SF during 2019, 2018 and 2017, respectively, totaling 16.0M SF since 2017; and
- Year-to-date adaptive reuse openings include: Dunham's Sports, WVU Medicine and Ollie's Bargain Outlet at Morgantown Mall; Dunham's Sports at Markland Mall; Morris Furniture at both The Mall at Fairfield Commons and Dayton Mall; and FieldhouseUSA at The Outlet Collection™ | Seattle.

Operating Metrics Summary

- New releasing spreads for Tier One assets exhibited an increase of 1.6% for the twelve months ended September 30, 2020;
- Releasing spreads for combined Tier One and Open Air assets decreased 3.1% for the twelve months ended September 30, 2020, with 2.8% of the decline attributable to rent concessions for renewals completed in response to the COVID-19 pandemic;
- As of September 30, 2020, combined Tier One and Open Air occupancy decreased 230 basis points YOY to 91.2%,
- Reported YOY comparable sales decreased 8% for 3Q 20 albeit ending on a positive note with an increase of 2% during the month of September for Tier One assets; and
- Traffic trends have exhibited steady weekly sequential improvement since reopening in June notwithstanding a leveling off during July, followed by improvement in August and September with a subsequent tempering during October.

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Net Operating Income Performance and Rental Collections Improve Significantly Net Operating Income Summary o As a result of the COVID-19 pandemic, 3Q 20 Tier One comparable NOI decreased 41.4% YOY while Open Air comparable NOI decreased 13.6%, resulting in a combined decrease of 32.6% or $35.0M. Both Open Air and Tier One properties showed a slight sequential improvement in NOI trends from the previous quarter decrease of 53.1% for Tier One, 24.5% for Open Air and a combined decrease of 44.6%. This decrease can best be explained by factors which include a cautious view of the future collection of outstanding pandemic related rental income including temporarily moving to cash basis revenue recognition relating to the Company’s national theater tenancy in 3Q 20 ($8M), the impact of rental relief including moving to percentage rent structures for certain tenants ($3M), the impact from 2Q 20 and 3Q 20 bankruptcies ($6M), and reserving for tenants that are past due on payments ($13M). The decrease includes the impact of both completed and in process COVID-19 related lease modifications; o For 3Q 20, the Company has collected approximately 87% of rental income and associated charges adjusted for the applicable impact of COVID-19 lease amendments and related rent concessions, which is an improvement from the 52% of contractual rental income and associated charges without lease amendments collected during 2Q 20. The collection rate for 3Q 20 is comprised of approximately 84% for enclosed assets and approximately 95% for Open Air assets based on the applicable impact of COVID-19 lease amendments and related rent concessions; and o For 4Q 20, the Company anticipates a decrease in comparable NOI between 10% and 20% which would represent improvement from the previous two quarters’ performance. This assumes that the Company’s properties remain open throughout the fourth quarter and are not significantly impacted by any future government-mandated operating restrictions. 5

Adaptive Reuse and Mixed Use Update Adaptive Reuse and Mixed Use Summary o Of the 18 adaptive reuse projects addressed, the Company held discussions with the respective tenancy and every single one remains committed to open, albeit seven projects are delayed to 4Q 20 or 1H 21; o As of September 30, 2020, the Company has resolved 18, or 64%, of the 28 department stores of which the Company has control; o As exhibited within the most recent 3Q 20 supplemental, the Company continues to provide real time updates relating to the 30 department stores within its Tier One and Open Air assets identified for repositioning (excluding space owned by third parties such as Seritage Growth Properties). As of September 30, 2020, only two of these department store spaces remained occupied by Sears; o Clay Terrace, Carmel, Indiana: Planning continues for mixed uses, including multifamily rental units, as well as a lifestyle hotel, new office space, and space intended for lifestyle, food and beverage uses; o WestShore Plaza, Tampa, Florida: As the Company continues the process of obtaining necessary entitlements regarding a mixed use redevelopment replacing the Sears site at the property, a letter of intent was executed with a third party developer to add residential units, office space, and a potential hotel to this parcel; o Westminster Mall, Westminster, California: A letter of intent was executed as it relates to the mixed use redevelopment and previously discussed monetization of Westminster Mall. The planned sale of this property will result in excess of $50M in cash proceeds; and o In addition to the aforementioned, the Company has identified eight assets which are suitable for mixed use redevelopment and it is estimated these assets could result in multifamily densification totaling over 4,000 units as well as a host of other nonretail uses. Discussions at various stages are underway with 6 municipalities to achieve zoning entitlements as well as financial and strategic partners to execute upon these value add mixed use projects.

Proactivity and New Initiatives Continue to Define the Company during the COVID-19 Pandemic Reopening, Innovation and Charitable Initiatives Summary o While all of the Company’s assets have reopened, the Company realizes that future temporary closures may be necessary in response to an uptick in COVID-19 cases and government mandates; o While the Company’s assets were fully or partially closed, a concerted effort focused upon safe reopening and included a best practices manual, tenant discussion forums and the launch of Retail-to-Go curbside pickup services; o Fulventory, the Company’s last mile fulfilment initiative, has been met with tenant response which has surpassed expectations as illustrated by the recent leasing of an 80,000 SF medical logistics, distribution and fulfillment facility, an inventory clearance facility to a sporting goods retailer and several letters of intent and ongoing discussions with existing and prospective tenants to address portfolio wide fulfillment solutions; and o Such industry leading initiatives as WPG Cares and Open for Small Business have been exemplary with respect to the Company serving as a community and tenant resource. For instance, WPG Cares has participated in over 1,000 community service projects; Open for Small Business has hosted over 25 webinars attended by several thousand participants; and Well Picked Goods benefitted the Company’s tenancy during asset closures via digital merchandise curation and an in store gift card promotion as reopening occurs. 7

Department Store Adaptive Reuse WPG Department Store Repositioning Snapshot 30 Department Stores Anticipated capital of approximately $250M over the next three to four years 1 Under Evaluating Completed Active Announced Construction 3 9 4 7 7 ¹In addition to ~$100M spent through SEP 30, 2020 18 Projects Addressed (Tier One and Open Air) Mall at Johnson City Southern Park Mall Lincolnwood Town Center Polaris Fashion Place Johnson City, TN Boardman (Youngstown), OH Lincolnwood, IL Columbus, OH 8

Department Store Adaptive Reuse Detail

- ✓ The Mall at Johnson City, Johnson City, Tennessee: HomeGoods to anchor the replacement of the former Sears;
- ✓ Polaris Fashion Place®, Columbus, Ohio: Fieldhouse USA to anchor the mixed use redevelopment of former Sears and is under construction;
- ✓ Town Center at Aurora®, Aurora, Colorado: Fieldhouse USA to anchor the planned mixed use redevelopment of the former Sears;
- ✓ Markland Mall, Kokomo, Indiana: Dunham's opened during 3Q 20 replacing the former Carson Pirie Scott (Bon-Ton Stores);
- ✓ Southern Park Mall, Boardman (Youngstown), Ohio: The demolition of the former Sears is underway and is to be replaced by DeBartolo Commons which includes an athletic green space, an ice skating rink and entertainment venue.
- ✓ Southern Park Mall, Boardman (Youngstown), Ohio: The redevelopment project will also feature a new entertainment hub anchored by Steel Valley Brew Works, The Bunker indoor golf center and Ben Curtis Golf Academy, and Bogey's restaurant and bar. In addition, Macy's will renovate their store at Southern Park Mall and extend the term of their lease. The renovation also includes a permanent DeBartolo-York Family installation situated within the common area;
- ✓ Port Charlotte Town Center, Port Charlotte, Florida: A national entertainment concept has executed a letter of intent to replace Sears;
- ✓ Longview Mall, Longview, Texas: Two national retailers to replace the former Sears with Conn's HomePlus under construction and a letter of intent executed for the remaining space;
- ✓ Mesa Mall, Grand Junction, Colorado: Three department store replacements include a national sporting goods retailer replacing the former Herberger's department store (Bon-Ton Stores), Dillard's to replace the former Sears and HomeGoods to replace the former Sports Authority all of which have executed letters of intent;
- ✓ Southern Hills Mall, Sioux City, Iowa: The Company has executed letters of intent with national off price and home furnishings retailers to replace the former Sears location;
- ✓ Southgate Mall, Missoula, Montana: Dillard's opened a second location during June 2019 replacing former Herberger's (Bon-Ton Stores) and SCHEELS All Sports will replace JCPenney;
- ✓ Grand Central Mall, Parkersburg, West Virginia: HomeGoods, PetSmart, Ross Dress for Less and T.J. Maxx are under construction to collectively replace the former Sears location;
- ✓ Morgantown Mall, Morgantown, West Virginia: Dunham's Sports held grand opening during 2Q 20 replacing Elder Beerman (Bon-Ton Stores). Ollie's Bargain Outlet, which opened in October 2020, along with an entertainment concept will replace the former Belk's. In addition, the former Sears was replaced with an 80,000 SF WVU Medicine logistics, distribution and fulfillment facility as part of the Company's Fulventory initiative;
- ✓ Lincolnwood Town Center, Lincolnwood, Illinois: The RoomPlace opened August 2019 replacing Carson Pirie Scott (Bon-Ton Stores); and
- ✓ The Mall at Fairfield Commons, Dayton, Ohio: Round1 Entertainment opened November 2019 replacing the lower level of the former Sears, and the upper level is occupied by Morris Furniture, which opened in 2Q 20.

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WPG Serving as a Resource to Guests, Tenants and Sponsors During the COVID-19 Pandemic

Initiative	WPG Cares
Purpose	Local philanthropy during COVID-19 pandemic
Beneficiary	Those impacted and essential workers

The Company recently offered its assets and services to over 600 local, state, federal and nonprofit agencies combating COVID-19. To date, WPG has performed over 1,000 community service projects including serving as distribution centers for medical supplies, hosting of COVID-19 testing stations, providing space for food depository as well as immediate response actions. Asset participation with onsite management nearly 100%.

WPG CARES

Initiative	Fulventory
Purpose	Last mile fulfillment within WPG assets
Beneficiary	Local and national tenancy

The Company recently launched Fulventory, a last mile fulfilment initiative which allows tenants to utilize space within WPG assets for BOPIS (buy online and pickup in store) and inventory clearance. As BOPIS and BORIS continue to gain traction with consumers, Fulventory captures the nexus between physical space and eCommerce serving as an amenity for both guests and tenants.


WASHINGTON
PRIME GROUP
FULVENTORY

Initiative	Open for Small Business
Purpose	Lease modification and educational webinars
Beneficiary	Small business and local entrepreneurs

WPG established Open for Small Business in conjunction with University of Chicago's Clinic on Entrepreneurship and faculty members (Nobel Laureate Richard Thaler and Freakonomics author Steven Levitt) in order to assist local entrepreneurs e.g. standardized lease modification. Open for Small Business also hosts educational webinars addressing such topics as accessing SBA capital and other relevant subject matter.


OPEN
FOR BUSINESS INITIATIVE

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More Examples of WPG Serving as a Resource to Guests, Tenants and Sponsors During the COVID-19 Pandemic

Initiative	#scholarspree
Purpose	Host virtual graduation and related activities
Beneficiary	High school seniors

#ScholarSpree is a celebration honoring high school seniors nationwide. WPG honored their accomplishments with outdoor and digital events to ensure everybody's safety during the Coronavirus pandemic. Activities included car parades, parking space decoration as well as a Class of 2020 digital mosaic and graduation cap (mortar board) design contest with a grand prize of $10,000.


Class of 2020
#ScholarSpree

Initiative	Well Picked Goods
Purpose	Online merchandise with in store incentive
Beneficiary	Guests and tenants

Well Picked Goods is an initiative whereby WPG produces a weekly digital curation of merchandise from local entrepreneurs and national tenancy as selected by General Managers of a featured WPG town center. Intended to maintain consumer loyalty and incent a return to the physical asset, Well Picked Goods includes an in store gift card promotion subject to a minimum purchase as tenants reopen for business.


Well Picked Goods
GET A $25
GIFT CARD
WITH $100 PURCHASE
From Our Ceo

Initiative	Latinx
Purpose	Beta test LatAm retailers within WPG assets
Beneficiary	LatAm retailers

As a substantial number of WPG assets cater to a Hispanic demographic constituency, Latinx is an initiative which allows Latin American domiciled retailers the ability to beta test US consumer receptivity via temporary (pop up) installations both inline and common area. In addition to physical locations, WPG will provide digital access throughout its entire portfolio as well as social media activation.


LATINX AND
WASHINGTON
PRIME GROUP
RETAIL VENUE OPPORTUNITIES

Initiative	Retail to Go
Purpose	Facilitate BOPIS for guest convenience
Beneficiary	Guests and tenants

WPG is of the belief there exists a symbiotic relationship between physical retailing and eCommerce. The key to successfully integrating the two is to provide guest convenience in conjunction with relevant goods and services and dynamic attractions which result in extended guest visitation. Retail to Go satisfies the convenience proposition while WPG continues to diversify tenancy and activate common area.


RETAIL
TO→GO
CURBSIDE PICKUP

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